As filed with the U.S. Securities and Exchange Commission on October 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT

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SEALSQ Corp

(Exact name of registrant as specified in its charter)

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British Virgin Islands (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Avenue Louis-Casaï 58

1216 Cointrin, Switzerland

(Address of principal executive offices)

N/A

(I.R.S. Employer Identification No.)

John O’Hara

Chief Financial Officer

SEALSQ Corp

Craigmuir Chambers, Road Town

Tortola, British Virgin Islands VG1110

Tel: 011-41-22-594-3000

Fax: 011-41-22-594-3001

(Name, Telephone, E-mail and/or Facsimile number and Address of Company Contact Person)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address and telephone number of agent for service)

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Copies to:

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Herman H. Raspé, Esq. Patterson Belknap Webb & Tyler LLP 1133 Avenue of the Americas New York, New York 10036 Tel: (212) 336-2000	George Weston Harney Westwood & Riegels LP Craigmuir Chambers, PO Box 71, Road Town, Tortola, VG1110, British Virgin Islands Tel: (284) 852 4333

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-286098

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form F-3 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate offering price of securities offered by SEALSQ Corp (the “Registrant”) by $15,838,136.00. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form F-3 (Reg. No. 333-286098) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on April 2, 2025. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on the Exhibit Index and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cointrin, Switzerland on the 15th day of October 2025.

SEALSQ Corp (Registrant)

By:	/s/ John O’Hara
Name:	John O’Hara
Title:	Chief Financial Officer

By:	/s/ Carlos Moreira
Name:	Carlos Moreira
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 15, 2025.

Signature	Title

/s/ Carlos Moreira	Chief Executive Officer and Director
Carlos Moreira	(Principal Executive Officer)

/s/ John O’Hara	Chief Financial Officer and Director
John O’Hara	(Principal Financial Officer and Principal Accounting Officer)

/s/ Cristina Dolan	Director
Cristina Dolan

/s/ David Fergusson	Director
David Fergusson

/s/ Eric Pellaton	Director
Eric Pellaton

/s/ Hossein Rahnama	Director
Hossein Rahnama

Director
Ruma Bose

Director
Peter Ward

United States Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement or amendment thereto in the City of New York, State of New York, on October 15, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency

EXHIBIT INDEX

5.1	Opinion of Harney Westwood & Riegels (BVI) LP regarding the validity of securities being registered

23.1	Consent of BDO Ltd, an independent public accounting firm

23.2	Consent of BDO Rhône-Alpes, an independent public accounting firm

23.3	Consent of Harney Westwood & Riegels (BVI) LP (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page to the initial filing of the registration statement).

107	Computation of Registration Fee